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                                                                   EXHIBIT 23(A)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


                           __________________________



         We consent to the incorporation by reference in the Registration Statement of Legg Mason, Inc. on Form S-3 of our reports dated May 2, 1995, on our audits of the consolidated financial statements and financial statement schedule of Legg Mason, Inc. and Subsidiaries as of March 31, 1995 and 1994, and for each of the three years in the period ended March 31, 1995, which reports are included in the Company's fiscal 1995 report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts".



                                        /s/ COOPERS & LYBRAND L.L.P.
                                        COOPERS & LYBRAND L.L.P.




Baltimore, Maryland
January 10, 1996